EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 15, 1996, included in The York Group, Inc.'s Prospectus dated April 2, 1996, for the year ended December 31, 1995, and to all references to our Firm included in this Registration Statement.

                                                 Arthur Andersen LLP

Lancaster, Pennsylvania
February 7, 1997